SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

DIEBOLD

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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CHAIRMAN’S LETTER
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
BENEFICIAL OWNERSHIP OF SHARES
ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
DIRECTOR COMMITTEES AND COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL AGREEMENTS
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES
LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR
PENSION PLAN TABLE
COMPENSATION AND ORGANIZATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
Base Salary Compensation
Annual Incentive Compensation
Long-Term Incentive Compensation
Stock Ownership Guidelines
Chief Executive Officer Compensation
Compliance with Federal Tax Legislation
PERFORMANCE GRAPH
REPORT OF AUDIT COMMITTEE
RATIFICATION OF APPOINTMENT OF AUDITORS BY THE BOARD OF DIRECTORS
THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF AUDITORS.
EXPENSES OF SOLICITATION
PROPOSALS OF SHAREHOLDERS
OTHER MATTERS
PROXY CARD

5995 Mayfair Road

P. O. Box 3077 • North Canton, Ohio 44720-8077

March 10, 2003

Dear Shareholder:

      The 2003 Annual Meeting of Shareholders of Diebold, Incorporated will be held at the Kent State University (Stark) Professional Education and Conference Center, 6000 Frank Avenue, N.W., Canton, Ohio 44720 on Thursday, April 24, 2003 at 10:00 a.m., local time.

      All holders of record of Diebold Common Shares as of February 27, 2003, are entitled to vote at the 2003 Annual Meeting.

      As described in the accompanying Notice and Proxy Statement, you will be asked to elect eleven directors and ratify the appointment of KPMG LLP as independent auditors for 2003. Not standing for re-election as directors are Mr. Donald R. Gant and Mr. L. Lindsey Halstead who have reached the age of 72, the normal retirement age for directors. Mr. Gant has been a member of our Board of Directors for 26 years and Mr. Halstead for almost 10 years. We are deeply grateful to them for their years of service and their contributions as members of our Board.

      Diebold’s Annual Report for the year ended December 31, 2002, is included herein. Your proxy card is enclosed. Please indicate your voting instructions and sign, date and mail this proxy card promptly in the return envelope.

      If you are planning to attend the meeting, directions to the meeting location are included on the back page. If you are unable to attend the meeting, you may listen to a live broadcast, which will be available from Diebold’s Web site at www.diebold.com. The replay can also be accessed on the site soon after the meeting for up to one year.

      I look forward to seeing those of you who will be attending the meeting.

Sincerely,

WALDEN W. O’DELL
Chairman of the Board, President
and Chief Executive Officer

5995 Mayfair Road

P.O. Box 3077 • North Canton, Ohio 44720-8077

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 24, 2003

      The Annual Meeting of Shareholders of the Corporation will be held at the at Kent State University (Stark) Professional Education and Conference Center, 6000 Frank Avenue, N.W., Canton, Ohio 44720, on April 24, 2003 at 10:00 a.m., local time, for the following purposes:

1.	To elect Directors;

2.	To vote upon ratification of the appointment by the Board of Directors of KPMG LLP as independent auditors for the year 2003; and

3.	To consider such other matters as may properly come before the meeting or any adjournment thereof.

      The enclosed proxy card is solicited, and the persons named therein have been designated, by the Board of Directors of the Corporation.

      Holders of record of the Common Shares at the close of business on February 27, 2003 will be entitled to vote at the meeting.

      Your attention is directed to the attached proxy statement.

By Order of the Board of Directors

CHAREE FRANCIS-VOGELSANG
Vice President and Secretary

March 10, 2003

(approximate mailing date)

YOU ARE REQUESTED TO COOPERATE IN ASSURING A

QUORUM BY FILLING IN, SIGNING AND DATING THE ENCLOSED PROXY
AND PROMPTLY MAILING IT IN THE RETURN ENVELOPE.

DIEBOLD, INCORPORATED

5995 Mayfair Road
P.O. Box 3077 • North Canton, Ohio 44720-8077

PROXY STATEMENT

Annual Meeting of Shareholders, April 24, 2003

      This proxy statement is furnished to shareholders of Diebold, Incorporated (the “Corporation”) in connection with the solicitation by the Board of Directors of proxies which will be used at the 2003 annual meeting of shareholders on April 24, 2003, at 10:00 a.m., local time, or any adjournments thereof, for the purpose of considering and acting upon the matters referred to in the preceding notice of annual meeting and more fully discussed below. This proxy statement and accompanying form of proxy were first mailed to shareholders on or about March 10, 2003. Shares represented by a properly executed proxy will be voted as indicated on the proxy. Shareholders may revoke the authority granted by their proxies at any time before the exercise of the powers conferred thereby by notice in writing delivered to the Secretary of the Corporation; by submitting a subsequently dated proxy; or by attending the meeting, withdrawing the proxy and voting in person.

      On February 27, 2003, the record date for the meeting, the outstanding voting securities of the Corporation consisted of 72,266,719 Common Shares, $1.25 par value per share, all of one class. Each shareholder of record as of the close of business on February 27, 2003 will be entitled to one vote for each Common Share held on that date.

      If a shareholder gives written notice to the President, any Vice President or Secretary at least forty-eight hours prior to the time fixed for holding the meeting that the shareholder desires that the voting for the election of directors shall be cumulative, and if an announcement of the giving of such notice is made upon convening of the meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each shareholder will have cumulative voting rights. In cumulative voting, each shareholder may cast a number of votes equal to the number of shares owned multiplied by the number of directors to be elected and the votes may be cast for one nominee only or distributed among the nominees. In the event that voting at the annual meeting is to be cumulative, unless contrary instructions are received on the enclosed proxy, it is presently intended that all votes represented by properly executed proxies will be divided evenly among the candidates nominated by the Board of Directors. However, if voting in such manner would not be effective to elect all such nominees, such votes will be cumulated at the discretion of the Proxy Committee so as to maximize the number of such nominees elected. The results of shareholder voting at the annual meeting will be tabulated by the inspectors of elections appointed for the annual meeting. The Corporation intends to treat properly executed proxies that are marked “abstain” as present for purposes of determining whether a quorum has been achieved at the annual meeting but will not count any broker non-votes for such purpose. The director-nominees receiving the greatest number of votes will be elected. Votes withheld with respect to the election of directors will not be counted in determining the outcome of that vote. Abstentions with respect to the proposal to ratify the appointment of the independent auditors will not be counted for determining the outcome of that proposal. The Corporation does not anticipate receiving any broker non-votes at the annual meeting in light of the nature of the matters to be acted upon at the annual meeting; however, any broker non-votes received in respect of the ratification of the appointment of the independent auditors will not affect the voting on such proposal.

BENEFICIAL OWNERSHIP OF SHARES

      To the knowledge of the Corporation, no person beneficially owned more than 5 percent of the outstanding Common Shares as of December 31, 2002, except for the shareholder listed below. The information provided below is derived from Schedule 13G filed with the Securities and Exchange Commission (the “Commission”).

	Name and Address	Amount and Nature	Percent
Title of Class	of Beneficial Owner	of Beneficial Ownership	of Class

Common Shares	First Manhattan Co. 437 Madison Avenue New York, New York 10022	4,067,227 (a)	5.60

(a)	First Manhattan Co. has sole investment power and sole voting power as to 45,300 shares (0.06%), shared investment power as to 4,021,927 shares (5.57%) and shared voting power as to 3,919,499 shares (5.42%). The number of shares set forth in the table above includes 234,501 shares (0.32%) owned by family members of Senior Managing Directors of First Manhattan Co. which are being reported for informational purposes. First Manhattan Co. disclaims investment power as to 71,600 of such shares (0.10%) and beneficial ownership as to 162,901 of such shares (0.23%).

ELECTION OF DIRECTORS

      The Board of Directors recommends that eleven nominees for director be elected at the annual meeting, each to hold office for a term of one year from the date of the annual meeting, and until the election and qualification of a successor. In the absence of contrary instruction, the Proxy Committee will vote the proxies for the election of the eleven nominees, who are Louis V. Bockius III, Christopher M. Connor, Richard L. Crandall, Gale S. Fitzgerald, Phillip B. Lassiter, John N. Lauer, William F. Massy, Walden W. O’Dell, Eric J. Roorda, W. R. Timken, Jr. and Henry D. G. Wallace. All nominees except Henry D. G. Wallace are presently members of the Board of Directors.

      If for any reason any nominees are not available for election when the election occurs, the designated proxies, at their option, may vote for substitute nominees recommended by the Board of Directors. Alternatively, the Board of Directors may reduce the number of nominees. The Board of Directors has no reason to believe that any nominee will be unavailable for election when the election occurs.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

      The following table shows the beneficial ownership of Common Shares of the Corporation, including those shares which individuals have a right to acquire, e.g., through exercise of options under the 1991 Equity and Performance Incentive Plan, as Amended and Restated (the “1991 Plan”), within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, by each director-nominee, including the chief executive officer, the other four most highly compensated executive officers (“named executive officers”) and for such persons and the other executive officers as a group as of February 27, 2003. Ownership is also reported as of January 31, 2003 for shares in the 401(k) Savings Plan over which the individual has voting power, together with shares held in the Dividend Reinvestment Plan.

Name, Age,
Principal Occupation		Common
or Employment,		Shares		Percent
Present and During	Director	Beneficially	Deferred	of	Other
Last Five Years	Since	Owned(1)	Shares(1)	Class	Directorships

Director-Nominees:

Louis V. Bockius III — 67 Chairman, Bocko Incorporated, North Canton, Ohio (Plastic Injection Molding)	1978	192,762	—	0.27	Unizan Financial Corp.

Name, Age,
Principal Occupation		Common
or Employment,		Shares		Percent
Present and During	Director	Beneficially	Deferred	of	Other
Last Five Years	Since	Owned(1)	Shares(1)	Class	Directorships

Christopher M. Connor — 46 Chairman and Chief Executive Officer, The Sherwin-Williams Company, Cleveland, Ohio Prior — Chief Executive Officer; President of the Paint Stores Group, The Sherwin-Williams Company, Cleveland, Ohio (Manufacturer of paint and coatings)	2002	1,000	—	—	National City Corp., The Sherwin-Williams Company

Richard L. Crandall — 59 Non-executive Chairman of the Board, Giga Information Group, Inc., Cambridge, Massachusetts (Global Technology Advisory Firm) Prior— Arbor Partners, LLC, Aspen, Colorado (Venture Capital)	1996	17,625	—	0.02	Comshare, Inc., Giga Information Group, Inc.

Gale S. Fitzgerald — 52 Former President and CEO, QP Group, Inc., Parsippany, New Jersey (Procurement and Supply Solutions) Prior — Chairman and Chief Executive Officer, Computer Task Group, Inc., Buffalo, New York (International Information Technology Services)	1999	9,550	—	0.01	Health Net, Inc.

Phillip B. Lassiter — 59 Chairman of the Board and Chief Executive Officer, Ambac Financial Group, Inc., New York, New York Prior — Chairman of the Board, President and Chief Executive Officer, Ambac Financial Group, Inc., New York, New York (Financial Guarantee Insurance Holding Company)	1995	16,849	—	0.02	Ambac Financial Group, Inc., Certegy Inc.

John N. Lauer — 64 Chairman of the Board, Oglebay Norton Co., Cleveland, Ohio Prior — Chairman of the Board and Chief Executive Officer; President, Oglebay Norton Co., Cleveland, Ohio (Industrial Minerals)	1992	27,829	1,277	0.04	Menasha Corporation, Oglebay Norton Co., Poly Hi Solidur, Inc.

Name, Age,
Principal Occupation		Common
or Employment,		Shares			Percent
Present and During	Director	Beneficially		Deferred	of	Other
Last Five Years	Since	Owned(1)		Shares(1)	Class	Directorships

William F. Massy — 68 President, The Jackson Hole Higher Education Group, Inc., Jackson Hole, Wyoming, and Professor of Education and Business Administration, Emeritus, Stanford University, Stanford, California (Education)	1984	27,523		2,483	0.04	None

Walden W. O’Dell — 57 Chairman of the Board, President and Chief Executive Officer, Diebold, Incorporated, Canton, Ohio Prior — President and Chief Executive Officer, Diebold, Incorporated, Canton, Ohio; Group Vice President, Tool Group and President of Ridge Tool Division, Emerson, Elyria, Ohio; President, Liebert Corporation, (subsidiary of Emerson), Columbus, Ohio (Electrical, Electromechanical and Electronic Products and Systems)	1999	156,014	(2)	144,950	0.31	Federal Signal Corporation

Eric J. Roorda — 52 Former Chairman of the Board and President, Procomp Amazonia Industria Eletronica, S.A., Sao Paulo, Brazil (Banking and Electoral Automation)	2001	629,136		—	0.87	None

W. R. Timken, Jr. — 64 Chairman, The Timken Company, Canton, Ohio Prior — Chairman and Chief Executive Officer; Chairman-Board of Directors, President and Chief Executive Officer, The Timken Company, Canton, Ohio, (Manufacturer of Tapered Roller Bearings and Specialty Alloy Steel)	1986	149,414	(3)(4)	—	0.21	The Timken Company

Henry D. G. Wallace — 57 Former Group Vice President and Chief Financial Officer, Ford Motor Company (Automotive Industry)	—	500		—	—	—

Name, Age,
Principal Occupation		Common
or Employment,		Shares			Percent
Present and During	Director	Beneficially		Deferred	of	Other
Last Five Years	Since	Owned(1)		Shares(1)	Class	Directorships

Other Named Executive Officers:

Wesley B. Vance Chief Operating Officer, Diebold, Incorporated, Canton, Ohio Prior — President, North America, Diebold, Incorporated, Canton, Ohio; Senior Vice President, ArvinMeritor and President, Worldwide Exhaust Group, ArvinMeritor; Managing Director, Arvin Exhaust, Europe and Asia, Arvin Industries, Inc.; Vice President, Business Development and General Manager, Arvin Ride Control Emerging Markets, Arvin Industries, Inc.	—	71,970	(2)	10,000	0.10	None

Gregory T. Geswein Senior Vice President and Chief Financial Officer, Diebold, Incorporated, Canton, Ohio Prior — Senior Vice President and Chief Financial Officer, Pioneer- Standard Electronics, Incorporated; Vice President and Corporate Controller, Mead Corporation	—	68,137	(2)	—	0.09	None

Michael J. Hillock President, International, Diebold, Incorporated, Canton, Ohio	—	116,667	(2)(3)	—	0.16	None

David Bucci Senior Vice President, Customer Solutions, Diebold, Incorporated, Canton, Ohio	—	118,896	(2)(3)	—	0.17	None
All Directors and Executive Officers (27) as a Group	—	2,063,077	(2)(3)(4)	158,710	2.95	—

(1)	Messrs. O’Dell, Vance, Geswein, Hillock and Bucci have stock options issued under the 1991 Plan for 40,000, 50,000, 48,750, 79,000 and 89,125 shares respectively that are exercisable within 60 days following February 27, 2003. Under the 1991 Plan, directors Bockius, Crandall, Fitzgerald, Lassiter, Lauer, Massy, Roorda and Timken each have stock options to acquire 11,625, 11,625, 8,250, 11,625, 10,819, 11,625, 2,000 and 11,625 shares, respectively, within 60 days following February 27, 2003. For all directors and executive officers as a group, the number of shares that are exercisable within 60 days following February 27, 2003 under the 1991 Plan is 617,909. The shares subject to the stock options described in this footnote are included in the above table. The deferred shares for Messrs. Lauer, Massy, O’Dell and Vance are not included in the shares reported in the beneficial ownership column. Of these deferred shares only 70,000 of Mr. O’Dell’s deferred shares could be acquired within 60 days following February 27, 2003 and are included in the percent column.

(2)	Includes shares held in his or her name under the 401(k) Savings Plan over which he or she has voting power, and/or shares held in the Dividend Reinvestment Plan.

(3)	Includes shares registered as custodian or trustee for minors, shares held in trust or shares otherwise beneficially owned.

(4)	Includes 96,593 shares (0.13%) in which Mr. Timken has shared voting power and shared investment power. Mr. Timken disclaims any beneficial ownership of 12,593 of these shares. Mr. Timken disclaims ownership of 2,000 shares owned by wife individually and 1,000 shares owned by wife’s individual retirement account.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      To the Corporation’s knowledge, based solely on review of such reports filed by the Corporation or provided to it and written representations that no other reports were required during the year ended December 31, 2002, all directors and executive officers complied with the Section 16(a) filing requirements.

DIRECTOR COMMITTEES AND COMPENSATION

      The members of the Audit Committee are L. Lindsey Halstead, Chair, Louis V. Bockius III, Richard L. Crandall, Gale S. Fitzgerald and W. R. Timken, Jr. The committee met four times during 2002 in formal session and had various informal communications between themselves and management as well as the independent auditors at various times during the year. The committee’s functions are described below under “Audit Committee Report.”

      The members of the Board Membership Committee are W. R. Timken, Jr., Chair, Donald R. Gant, L. Lindsey Halstead and Phillip B. Lassiter. The committee met three times during 2002. The committee’s functions include reviewing the qualifications of potential director candidates and making recommendations to the Board of Directors to fill vacancies or to expand the size of the Board, when appropriate. The committee also makes recommendations as to the composition of the various committees of the Board and as to the compensation paid to the directors for their services on the Board and on the committees. The committee will consider nominees recommended by shareholders upon written submission of pertinent data to the attention of the Corporate Secretary. Such data should include complete information as to the identity and qualifications of the proposed nominee, including name, address, present and prior business and/or professional affiliations, education and experience, particular field or fields of expertise, an indication of the nominee’s consent, and reasons why, in the opinion of the recommending shareholder, the proposed nominee is qualified and suited to be a director of the Corporation as well as what particular contributions to the success of the Corporation such person could be expected to make.

      The members of the Compensation and Organization Committee are Phillip B. Lassiter, Chair, Donald R. Gant, John N. Lauer and William F. Massy. The committee met three times during 2002. The committee’s functions are described below under “Compensation and Organization Committee Report on Executive Compensation.”

      The members of the Executive Committee are John N. Lauer, Chair, Louis V. Bockius III and W. R. Timken, Jr. The committee did not hold any formal meetings in 2002. The functions of the committee were carried out by telephone or written correspondence. The committee’s functions include reviewing the management and operation of the business of the Corporation between meetings of the Board of Directors.

      The members of the Investment Committee are Donald R. Gant, Chair, Louis V. Bockius III, John N. Lauer and William F. Massy. The committee met one time in 2002. The committee’s functions include establishing the investment policy including asset allocation for the Corporation’s cash, short-term securities and retirement plan assets, overseeing the management of those assets, ratifying fund managers recommended by management and reviewing at least annually the investment performance of the Corporation’s retirement plans and 401(k) Savings Plans to assure adequate and competitive returns.

      The members of the Strategic Focus Committee are Richard L. Crandall, Chair, Gale S. Fitzgerald, L. Lindsey Halstead, Phillip B. Lassiter and William F. Massy. The committee met one time in 2002. The committee’s functions include stimulating strategic thinking and strategy development by senior management so that the Corporation remains a growth company that continuously increases shareholder value in an environment of changing technologies and market conditions.

      In 2002 the Board of Directors held six meetings. All directors other than W. R. Timken, Jr. attended 75% or more of the aggregate of all meetings of the Board and the Board committees on which they served during the year.

      Non-employee directors are compensated for their services as directors at the rate of $25,000 per year. Non-employee directors who are members of the Audit Committee, Board Membership Committee, Compensation and Organization Committee, Executive Committee, Investment Committee and Strategic Focus Committee are compensated for their services at the rate of $3,000 per year per committee. In addition, each chair of a committee receives $1,000 per year, and each member of a committee who attends a meeting of a committee receives a fee of $1,000. A director may elect to defer receipt of all or a portion of his or her compensation pursuant to the Amended and Restated 1985 Deferred Compensation Plan for Directors. Each non-employee director may also receive an award of option rights or restricted shares under the 1991 Plan. In 2002 each non-employee director was awarded a stock option to purchase 4,000 Common Shares at an exercise price representing 100% of the average share price of the Common Shares as of the date of grant. All directors’ options are entitled to reload rights as described in footnote 2 of the table entitled Option Grants in Last Fiscal Year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The members of the Compensation and Organization Committee are Phillip B. Lassiter, Chair, Donald R. Gant, John N. Lauer and William F. Massy. Mr. Gant formerly served as a director and officer for two of the Corporation’s subsidiaries, but did not receive any additional compensation for serving in these capacities. Mr. Gant is not standing for re-election as a member of the Board of Directors.

      Although Goldman, Sachs & Co., performed no investment advisory services for the Corporation or its subsidiaries in 2002, in the ordinary course of business, Goldman, Sachs & Co. may be called upon in the future to provide investment advisory or other services for the Corporation. Donald R. Gant is a senior director of The Goldman Sachs Group, Inc. Goldman, Sachs & Co. is an indirect wholly-owned subsidiary of The Goldman Sachs Group, Inc.

EXECUTIVE COMPENSATION

      The following table provides information relating to the annual and long-term compensation for the years ended 2002, 2001, and 2000 for the named executive officers of the Corporation. The amounts shown include compensation for services in all capacities that were provided to the Corporation including any amounts which may have been deferred.

SUMMARY COMPENSATION TABLE

					Long Term Compensation

	Annual Compensation				Awards

				Other
				Annual	Restricted	Securities	All Other
Name and				Compen-	Stock	Underlying	Compen-
Principal Position	Year	Salary	Bonus	sation(1)	Awards(2)	Options	sation(1)

Walden W. O’Dell	2002	$600,000	$660,000	$55,925	$186,405	60,000	$53,610
Chairman of the Board,	2001	500,000	260,000	59,700	513,162	50,000	41,586
President and Chief	2000	500,000	360,000	101,426	702,650	—	34,328
Executive Officer
Wesley B. Vance(3)	2002	420,000	361,000	24,929	124,270	40,000	5,687
Chief Operating Officer	2001	370,000	148,000	106,315	127,925	40,000	3,303
	2000	92,500	55,550	7,156	751,648	40,000	—
Gregory T. Geswein(3)	2002	315,000	236,000	18,045	73,100	30,000	5,610
Senior Vice President and	2001	287,500	105,000	13,003	97,589	30,000	4,900
Chief Financial Officer	2000	206,250	165,000	5,422	458,140	35,000	4,208
Michael J. Hillock	2002	280,000	206,000	15,583	65,790	25,000	5,333
President, International	2001	251,010	92,700	16,679	166,668	25,000	4,882
	2000	237,000	138,650	16,424	407,412	35,000	4,833
David Bucci	2002	260,000	191,000	17,210	62,135	25,000	4,950
Senior Vice President,	2001	245,502	88,900	16,352	166,668	25,000	4,541
Customer Solutions	2000	237,000	128,000	16,306	407,412	35,000	4,547

(1)	The amounts reported for 2002 for Other Annual Compensation consist of amounts reimbursed to the named executive officers for tax liability on the following items: use of a Corporation automobile or cash in lieu thereof; supplemental executive life insurance, financial planning services, and memberships and for dividend equivalents on incentive compensation. The All Other Compensation column presents amounts representing the dollar value of insurance premiums paid by the Corporation for the benefit of the executive and amounts contributed for 2002 under the Corporation’s 401(k) Savings Plan respectively as follows: Mr. O’Dell ($1,559, $4,950); Mr. Vance ($737, $4,950); Mr. Geswein ($660, $4,950); Mr. Hillock ($383, $4,950) and Mr. Bucci ($0, $4,950). The All Other Compensation column also includes an amount of $47,101 for preferential interest earned but not paid in 2002 by Mr. O’Dell on deferred compensation.

(2)	Awards for 2002 reflected in this column were in the form of Performance Shares that are to be paid out after seven years of employment, or earlier if the Corporation’s stock price achieves specified levels, or in the event of death, disability or retirement. As of December 31, 2002 Mr. O’Dell held a total of 115,657 Restricted Shares with a value as of that date of $4,767,382 and 38,433 Performance Shares with a value of $1,584,208; Mr. Vance held a total of 31,800 Restricted Shares with a value as of that date of $1,310,796 and 3,400 Performance Shares with a value of $140,148; Mr. Geswein held a total of 14,170 Restricted Shares with a value as of that date of $584,087 and 2,000 Performance Shares with a value of $82,440; Mr. Hillock held a total of 14,460 Restricted Shares with a value as of that date of $596,041 and 1,800 Performance Shares with a value of $74,196; and Mr. Bucci held a total of 14,460 Restricted Shares with a value as of that date of $596,041 and 1,700 Performance Shares with a value of $70,074. Dividends are paid on Restricted Shares at the same rate as paid to all shareholders, and dividend equivalents are paid on Performance Shares at the same rate.

(3)	Mr. Vance joined the Corporation on October 1, 2000, and Mr. Geswein joined the Corporation on April 1, 2000.

EMPLOYMENT CONTRACTS AND TERMINATION

OF EMPLOYMENT AND CHANGE-IN-CONTROL AGREEMENTS

      The Corporation entered into an employment agreement with Mr. O’Dell when he joined the Corporation on November 1, 1999. This agreement provides for a term of employment for three years with automatic one-year renewals thereafter unless either party notifies the other at least twelve months before the scheduled expiration date that the term is not to renew. During the term of the agreement, Mr. O’Dell is entitled to base salary of at least $500,000 per year, which was increased to $600,000 in 2002, and an annual bonus opportunity equal to 100% of his base salary. In January 2000 the Board of Directors increased Mr. O’Dell’s annual bonus opportunity equal to 120% of his base salary and in February 2001 and February 2002, the Board of Directors set the amount to 130% of his base salary. Mr. O’Dell’s agreement also provides for the payment of severance compensation in the event his employment terminates under certain circumstances, including two years’ salary, bonus and specified benefits if his employment is terminated by the Corporation without cause. The agreement also provides for participation in the Corporation’s benefit programs offered to other executive officers, and reimbursement of business expenses and specified perquisites on a tax-grossed-up basis.

      The Corporation has entered into agreements with each of the named executive officers, and certain other executives, providing that in the event of any change in control of the Corporation through the acquisition of 20 percent or more of the outstanding voting securities of the Corporation, certain changes in the composition of the Corporation’s Board of Directors, or by merger or consolidation of the Corporation into, or sale of substantially all of its assets to, another corporation, such persons would continue their employment with the Corporation in their present positions for a term of three years following such change in control. During such term of employment, each of the named executive officers would be entitled to receive base compensation and to continue to participate in incentive and employee benefit plans at levels no less favorable to him or her than prior to commencement of the term. In the event of the termination of such person’s employment under certain circumstances after a change in control of the Corporation, such person would be entitled to receive a payment in the amount of approximately twice such person’s prior base salary and to continue to participate in certain employee benefit plans for up to two years. In Mr. O’Dell’s and Mr. Vance’s case their employment agreements provide that they would be entitled to receive a payment of approximately three times their prior base salary and to continue to participate in certain employee benefit plans for up to two years. None of the agreements will become operative until a change in control of the Corporation has occurred, prior to which time the Corporation and such persons each reserve the right at any time, with or without cause, to terminate his or her employment relationship. The Corporation has established trusts to secure, among other things, the payment of amounts that may become payable pursuant to these agreements and to reimburse such persons for expenses incurred in attempting to enforce the Corporation’s obligations pursuant to these agreements and certain other arrangements. These trusts will be funded only in connection with or in anticipation of a change in control of the Corporation.

OPTION GRANTS IN LAST FISCAL YEAR

      The following table provides information relating to stock option grants for the year 2002 for the named executive officers of the Corporation. No stock appreciation rights were granted to the named executive officers or other optionees during 2002.

	Individual Grants

	Number of			Grant Date Value(1)
	Securities	% of
	Underlying	Total Options	Exercise		Grant
	Options	Granted to	or Base		Date
	Granted(2)	Employees in	Price	Expiration	Present
Name	(#)	Fiscal Year	($/sh)(3)	Date	Value($)

Walden W. O’Dell	60,000	8.0	36.59	2/04/12	736,200
Wesley B. Vance	40,000	5.4	36.59	2/04/12	490,800
Gregory T. Geswein	30,000	4.0	36.59	2/04/12	368,100
Michael J. Hillock	25,000	3.3	36.59	2/04/12	306,750
David Bucci	25,000	3.3	36.59	2/04/12	306,750

(1)	The Commission authorizes the use of variations of the Black-Scholes option-pricing model for valuing executive stock options in its rules on executive compensation disclosure. The Corporation utilizes the Black-Scholes model to estimate the grant date present value of stock option grants. The following assumptions were used in calculating the Black-Scholes present value of the 2002 stock option grants: (a) an expected option term of four years; (b) an interest rate of 3.91% which is the interest rate for a zero-coupon U.S. government issue with a maturity of four years; (c) volatility of 44% calculated using the daily ending stock price for the equivalent period to the expected option term prior to grant date; and (d) dividend yield of 1.93%, the average dividends paid annually over the last four years. There is no assurance that the value actually realized by an executive will be at or near the estimated Black-Scholes value. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. The Corporation does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option.

(2)	All option grants were new and not granted in connection with an option repricing transaction. The term of the options is ten years, and vesting occurs at the rate of 25% annually beginning one year from the date of grant or immediately in the event of a change in control. These options have a reload feature, under which an optionee can elect to pay the exercise price using previously owned shares and receive a new option at the then current market price for a number of shares equal to those surrendered. The reload feature is only available, however, if the optionee agrees to defer receipt of the balance of the option shares for at least two years. This feature was also made available to all outstanding stock options held by these individuals.

(3)	The exercise or base price per share represents the average share value of the Corporation’s Common Shares as of the date of grant.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR END OPTION VALUES

      The following table provides information relating to stock option exercises for the year 2002 and exercisable and unexercisable stock options at December 31, 2002 for the named executive officers of the Corporation. No stock appreciation rights were awarded to such individuals during the last fiscal year, and no stock appreciation rights were exercised or remained unexercised during the last fiscal year.

			Number of
			Securities		Value of
			Underlying		Unexercised
			Unexercised		In-the-Money
			Options		Options
			at FY-End		at FY-End
			(#)		($)
	Shares
	Acquired on	Value	Exercisable/		Exercisable/
Name	Exercise(#)	Realized($)	Unexercisable		Unexercisable

Walden W. O’Dell	-0-	-0-	12,500	*	156,625	*
			97,500	**	747,675	**
Wesley B. Vance	-0-	-0-	30,000	*	414,100	*
			90,000	**	849,900	**
Gregory T. Geswein	-0-	-0-	25,000	*	353,150	*
			70,000	**	680,000	**
Michael J. Hillock	-0-	-0-	51,500	*	519,394	*
			67,500	**	711,681	**
David Bucci	-0-	-0-	61,625	*	705,002	*
			67,500	**	711,681	**

*	exercisable

**	unexercisable

LONG-TERM INCENTIVE PLANS — AWARDS IN LAST FISCAL YEAR

      The following table provides information relating to the long-term incentive awards that were made in the year 2002 under the 1991 Plan for the named executive officers.

		Performance	Estimated Future Payouts
	Number of	or Other	Under Non-Stock Price-Based Plans
	Shares, Units	Period Until	Number of Shares
	or Other	Maturation or
Name	Rights	Payout	Threshold	Target	Maximum

Walden W. O’Dell	20,000	1/1/02-12/31/04	2,500	20,000	30,000
Wesley B. Vance	15,000	1/1/02-12/31/04	1,875	15,000	22,500
Gregory T. Geswein	11,000	1/1/02-12/31/04	1,375	11,000	16,500
Michael J. Hillock	10,000	1/1/02-12/31/04	1,250	10,000	15,000
David Bucci	10,000	1/1/02-12/31/04	1,250	10,000	15,000

      The table above presents information about performance shares awarded during the year pursuant to the 1991 Plan. Each performance share that is earned out entitles the holder to the then current value of one Common Share. Payouts of awards are tied to achievement of management objectives based upon four separate financial measures: revenue growth, return on total capital, growth in earnings per share and relative total shareholder return. All of the measures are calculated over the three-year period shown in the table above except relative total shareholder return which is calculated over the period from February 1, 2002 through January 31, 2005. Each measure is weighted equally. No amount is payable unless the threshold amount is exceeded. The maximum award amount for any one measure, which can be up to 200% of the target amount, will be earned if the

Corporation achieves the maximum performance measure, but the maximum award for all measures combined is limited to 150% of the target amount.

PENSION PLAN TABLE

      The named executive officers and the other executive officers are eligible to participate in a qualified non-contributory defined benefit retirement plan (“Retirement Plan”). In addition, the named executive officers, and the other executive officers participate in an unfunded non-qualified supplemental retirement plan (“Supplemental Plan”).

      The following table sets forth the estimated annual benefits for both the Retirement Plan and the Supplemental Plan upon retirement at age 62 to the executive officers who elect to retire and receive an annuity. The benefit amounts shown in this table are in addition to any benefits to which the participant might be entitled under the Social Security Act, and assume that the Supplemental Plan and the Social Security Act continue unchanged and that one-half of each participant’s anticipated Social Security benefit is $8,472 per year at age 62.

	Annual Benefit Payable At Age 62

Average			15 or
Compensation	5 Years	10 Years	More Years
At Age 62	of Service	of Service	of Service

$300,000	$56,528	$121,528	$186,528
500,000	99,861	208,195	316,528
700,000	143,195	294,861	446,528
900,000	186,528	381,528	576,528
1,100,000	229,861	468,195	706,528
1,300,000	273,195	554,861	836,528
1,500,000	316,528	641,528	966,528
1,600,000	338,195	684,861	1,031,528
1,700,000	359,861	728,195	1,096,528

      Benefit levels under the Retirement Plan are based on years of service (subject to a maximum of 30 years), final average compensation (which is a 5-year average of the Salary and Bonus, as reflected in the Summary Compensation Table but limited to $200,000 in 2002, retroactively applied back to 1994), and the participant’s individual Covered Compensation as defined under the Internal Revenue Code.

      The Supplemental Plan provides a supplemental monthly retirement benefit so that a participant’s total retirement benefit from the Retirement Plan and the Supplemental Plan, plus one-half of the participant’s anticipated Social Security benefit, equals 65% (prorated for less than 15 years of service) of the participant’s final average compensation received from the Corporation during the highest five consecutive years of the last ten calendar years of employment. Compensation is defined for this purpose as Salary plus Bonus accrued for each such calendar year. The Supplemental Plan benefits are payable at age 62 on a joint & survivor basis, if married, and a single life basis, if single at retirement. A participant may also elect, subject to the approval of the Compensation and Organization Committee of the Board, to receive benefits in the form of a lump sum payment at retirement. In no case will less than 5 years of benefit be paid to the participant, his or her spouse and/or beneficiary, as applicable. Benefits are available to participants electing early retirement at age 60 (on a reduced basis), and who die after attaining eligibility for a benefit or become disabled while employed. Benefits are also available to participants whose employment is involuntarily terminated with no service requirement. Reduced benefits (computed at 55% of final average compensation, rather than 65%) are available to participants who voluntarily terminate employment after completing 15 years service. Accrued benefits under the Supplemental Plan are fully vested in the event of a change in control of the Corporation.

      As of December 31, 2002, the number of years of service for the named executive officers is as follows: Mr. O’Dell, 10.4 years; Mr. Vance, 2.3 years; Mr. Geswein, 2.8 years; Mr. Hillock, 23.8 years; Mr. Bucci, 25.3 years. The number of years of service for Mr. O’Dell includes 7 years of service provided under his employment agreement upon commencing his employment by the Corporation, which are to be taken into account in determining his accrued benefit under the Supplemental Plan upon any termination of employment. His agreement also provides that he is fully vested in his accrued benefit under the Supplemental Plan.

COMPENSATION AND ORGANIZATION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

      The Compensation and Organization Committee (the “Committee”) is composed entirely of non-employee directors. The Committee’s principal functions are to establish base salary levels, to determine and measure achievement of corporate and individual goals for the named executive officers and other executive officers under the Annual Incentive Plan, and to select the participants, measure achievement of objectives and determine awards under the 1991 Equity and Performance Incentive Plan, as Amended and Restated (the “1991 Plan”). The Committee also reviews the management succession plan and any proposed changes to any benefit plans of the Corporation such as retirement plans, deferred compensation plans and 401(k) Savings Plans. The Committee’s recommendations are subject to the approval of the Board of Directors.

      The Committee periodically obtains studies prepared by independent compensation consultants and meets with them as necessary to review those studies. To supplement these regular reviews, during 2002 the Committee engaged an outside consultant to evaluate the entire executive compensation program. This process included an in-depth review of compensation policies of companies similar to the Corporation in size and industry and included those companies with which the Corporation competes for talented executives. The companies selected for this purpose included some of the companies reflected in the Corporation’s performance graph as well as some of the companies used as peer group companies for long-term incentive awards made to the executive officers. The Committee also reviewed industry surveys relating to executive compensation. The Committee expects to consider this data, as well as the results of the 2002 evaluation of the executive compensation program, as a basis for setting compensation for the executive officers in 2003.

      The Committee believes that the compensation for the named executive officers and the other executive officers should tie individual compensation to the performance of the Corporation. The Corporation currently has three basic elements in the compensation for its executive officers. These elements are (a) base salary compensation, (b) annual incentive compensation and (c) long-term incentive compensation. These elements of compensation recognize both individual and corporate performance. Annual incentive compensation provides incentive compensation which optimizes rewards for performance over a shorter period of performance, while long-term incentive compensation optimizes rewards for performance over a longer term based upon achievement of cumulative financial measures, usually over a three-year period. In addition, stock option grants result in a reward when the market value appreciates in relation to the option price. The Committee believes that the base salary should be set at or below median, and that total compensation should be at or above the median when the Corporation meets or exceeds its expectations and below when it does not. Further, a significant proportion of total compensation should be variable and dependent on the overall performance of the Corporation, and this objective can be achieved through appropriate design of long-term incentive compensation.

Base Salary Compensation

      The base salary for all executive officers is reviewed annually, and the Committee’s review process continues throughout the year. This review includes an analysis of past and expected future performance of the executive officers, as well as the responsibilities and qualifications of the executive officers individually and the performance of the Corporation in comparison with companies similar to the Corporation. As noted above, the Committee’s compensation policy is to generally set base salary at or below median. In 2002 the Committee recommended modest increases in salaries.

Annual Incentive Compensation

      The Annual Incentive Plan (“Incentive Plan”) recognizes the performance of the named executive officers, other executive officers and key managers who contribute to the Corporation’s success. These participants have the greatest impact on the profitability of the Corporation. In general, the participants with the most significant responsibility have the greatest proportion of their cash compensation tied to the Incentive Plan. The performance criteria, which are described in more detail below, reflect a combination of corporate earnings per share and specific individual goals and objectives.

      At the beginning of 2002, the Committee established annual performance goals for the Corporation which were based on earnings per share. The performance goals include threshold and maximum amounts for achievement. The Committee established the threshold level at the same level as earnings per share achieved in 2001 before any payout could occur and with the maximum amount at fifteen percent over 2001. At the same time, the Committee reviewed, amended and approved individual personal performance goals and objectives for the named executive officers. The Incentive Plan is generally weighted 50% on the Corporation achieving its earnings per share goal, and 50% on the achievement of the individual goals and objectives. Generally, no Incentive Plan compensation is paid if the Corporation does not achieve at least the threshold amount of its earnings per share goal even though an individual may have achieved his or her personal goals and objectives. For the year 2002 the Committee retained its discretion to provide for a payment if the threshold limit was not met but the economic and business climate would justify such payment. At the end of the year, the Committee reviewed the performance of the Corporation and achievement of the personal goals and objectives for the named executive officers and other executive officers. The Committee then reviewed its findings and recommendations with the Board of Directors. In 2002 the Corporation did exceed the threshold level of its performance goals, and the executive officers received Incentive Compensation accordingly.

Long-Term Incentive Compensation

      The 1991 Plan affords flexibility in the types of awards that can be made for a long-term period. In particular, certain awards tie the individual’s performance to the performance of the Corporation. Due to the evaluation of the executive compensation program in 2000, the Committee did not recommend awards for the three-year cumulative performance period of January 1, 2000 through December 31, 2002.

      In 2002 the Committee recommended performance share grants again for the performance period of January 1, 2002 through December 31, 2004. Performance measures were based on four separate financial measures: revenue growth, return on total capital, growth in earnings per share, and relative total shareholder return. Each measure was weighted equally.

      In addition, during 2002 the Committee recommended, and the Board of Directors approved, stock option grants to the named executive officers as in prior years and also to other executive officers. The option awards reflect conclusions presented in an earlier report by an outside compensation consultant, which had indicated that the combination of annual incentive compensation and performance share awards were well below median at the level of the executive officers. The report had also concluded that reliance on share awards as the sole long-term incentive did not provide sufficient upside leverage to recognize excellent performance. The number of option shares granted considered the recommendations of the compensation consultant. In making its recommendations, the consultant considered target total compensation for the peer companies of the Corporation as well as the value of option grants as determined by means of the Black-Scholes option valuation method.

      The Committee believes that stock options provide an essential competitive component in the executive compensation program. Also, the Committee believes that stock options align the interests of the named executive officers and other executive officers with those of the Corporation’s shareholders since no benefit inures to the executive officers unless stock price appreciation occurs over a period of years. Information on the stock options granted to the named executive officers is included in the table entitled Option Grants in Last Fiscal Year. The Committee also considers the mix of share and option awards in seeking to make the most effective use of equity compensation. For 2002 the Committee determined to fix the proportion of options to share awards at approximately 50/50.

Stock Ownership Guidelines

      Based upon information provided by the compensation consultant, stock ownership guidelines were established at the end of 1996 for the named executive officers and other executive officers. The Committee and the Board of Directors believe that it is important for each executive officer to have a substantial investment in the

Corporation as such investment links an executive officer’s interests with other shareholders. These guidelines set forth a specific target level of ownership based upon a multiple of base salary. The target levels are 4 times for group vice presidents and vice presidents, 6 times for executive vice presidents and senior vice presidents, 8 times for the chief operating officer and 10 times for the chairman of the board and the chief executive officer. The guidelines recommend that the executive officers reach their respective level within three to five years. Periodic adjustments may be considered, and discretion may be used in certain instances. It is expected that the target levels will be achieved from stock that is obtained by the executive officers through the various elements of the executive compensation program. The Committee reviews progress toward the target levels of ownership on an annual basis to determine whether all of the executive officers are at the requisite level of progress toward such target levels.

Chief Executive Officer Compensation

      Mr. O’Dell’s employment agreement sets his base salary at $500,000 per year. It also provides for an annual incentive award opportunity under the Incentive Plan of 100 percent of base salary. The Committee set this percentage at 130 percent for 2002, the same as in 2001, and set his base salary at $600,000 for 2002. There were no other changes in Mr. O’Dell’s compensation during 2002. Mr. O’Dell received a payment under the Incentive Plan in the amount of $660,000 which was determined in the same manner as the payments to the other executive officers. He received this amount because he achieved certain predetermined personal goals and objectives, including earnings per share, return on total capital, market share gain, improved inventory turnover and because he also met non-financial goals. With respect to long-term incentive compensation, Mr. O’Dell was granted a performance share grant in 2002 covering the performance period of January 1, 2002 through December 31, 2004. As stated previously, any earnout of shares will be based upon achievement of the four separate financial measures which are weighted equally: revenue growth, return on total capital, growth in earnings per share, and relative total shareholder return. The payout for Mr. O’Dell is 2,500 shares at threshold, 20,000 shares at target and 30,000 shares at maximum. In addition, in 2002 Mr. O’Dell was granted a stock option for 60,000 shares at $36.59 per share, which represented the average share price as of the date of grant. Additional information on his stock option is included in the table entitled Option Grants in Last Fiscal Year. The Committee believes Mr. O’Dell’s compensation was commensurate with his experience, his performance and the performance of the Corporation. Additional details about the compensation provided under Mr. O’Dell’s employment agreement are described under Employment Contracts and Termination of Employment and Change-in-Control Agreements.

Compliance with Federal Tax Legislation

      Federal tax legislation enacted in 1993 generally precludes the Corporation and other public companies from taking a tax deduction for compensation in excess of $1 million which is not performance-based and is paid, or otherwise taxable, to the named executive officers. While preserving flexibility to take the necessary action to attract and retain key employees, the Corporation has taken steps that are intended to ensure the Corporation is not adversely affected by this federal tax legislation. These actions include a policy pursuant to which certain senior executive officers have entered into agreements to automatically defer amounts affected by the limitation until the limitation no longer applies.

      The foregoing report on 2002 executive compensation was submitted by the Compensation and Organization Committee of the Corporation’s Board of Directors and shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission (the “Commission”) or subject to Regulation 14A promulgated by the Commission or Section 18 of the Securities Exchange Act of 1934. The names of the directors who serve on the Compensation and Organization Committee are set forth below:

Phillip B. Lassiter, Chair
Donald R. Gant
John N. Lauer
William F. Massy

PERFORMANCE GRAPH

      Set forth below is a line graph comparing the yearly percentage change in the cumulative shareholder return, which includes the reinvestment of cash dividends, of the Corporation’s Common Shares with the cumulative total return of the S&P Composite-500 Stock Index and a custom composite index of five stocks. This index consists of Hubbell Inc. and Thomas & Betts Corp. (electrical products companies) and Harris Corp., SCI Systems Inc. and Varian Associates (diversified electronic products companies). These companies were selected based on similarity to the Corporation’s line of business and similar market capitalization. The comparison covers the five-year period starting December 31, 1997 and ended December 31, 2002. SCI Systems, Inc. was acquired in the fourth quarter of 2001. Therefore, SCI Systems, Inc. is included in the index only through the third quarter of 2001. The comparisons in this graph are required by rules promulgated by the Commission and are not intended to forecast future performance of the Corporation’s Common Shares.

	Dec-97	Dec-98	Dec-99	Dec-00	Dec-01	Dec-02

Diebold	$100	$72	$48	$70	$86	$90

S&P 500®	$100	$129	$156	$141	$125	$97

Custom Composite Index (5 Stocks)	$100	$92	$101	$88	$85	$94

Copyright© 2003, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.

REPORT OF AUDIT COMMITTEE

      The Audit Committee is composed of independent members as defined in Section 303.01(B)(2)(a) and (3) of the New York Stock Exchange’s listing standards. The primary duties and responsibilities of the Committee are as follows: (a) monitor the adequacy of the Corporation’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance, (b) monitor the independence and performance of the Corporation’s outside auditors and internal auditing department, and (c) provide an avenue of communication among the outside auditor, management, the internal audit organization and the Board of Directors of the Corporation. The Board of Directors of the Corporation adopted a Written Audit Committee Charter attached as Appendix B to the Corporation’s 2001 definitive proxy statement which was filed with the Commission.

      The Audit Committee has reviewed and discussed with the Corporation’s management and KPMG LLP, the Corporation’s independent auditors, the audited financial statements of the Corporation contained in the Corporation’s Annual Report to Shareholders for the year ended December 31, 2002. The Audit Committee has also discussed with the Corporation’s independent auditors the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees).

      The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (titled, “Independence Discussions with Audit Committees”), and has discussed with KPMG LLP its independence. The Audit Committee has also considered whether the provision of information technology services and other non-audit services to the Corporation by KPMG LLP is compatible with maintaining its independence.

      Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed with the Commission.

L. Lindsey Halstead, Chair
Louis V. Bockius III
Richard L. Crandall
Gale S. Fitzgerald
W. R. Timken, Jr.

RATIFICATION OF APPOINTMENT OF AUDITORS

BY THE BOARD OF DIRECTORS

      KPMG LLP acted as the Corporation’s independent auditors during the past fiscal year, and has so acted since 1965.

Audit Fees

      KPMG LLP has billed the Corporation $596,000, in the aggregate, for professional services rendered by KPMG LLP for the audit of the Corporation’s annual financial statements for the fiscal year ended December 31, 2002 and the reviews of the interim financial statements included in the Corporation’s Forms 10-Q filed during the fiscal year ended December 31, 2002.

Financial Information Systems Design and Implementation Fees

      KPMG LLP did not provide services nor did it bill the Corporation for professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X rendered by KPMG LLP during the fiscal year ended December 31, 2002.

All Other Fees

      KPMG LLP has billed the Corporation $915,000, in the aggregate, for services rendered by KPMG LLP for all services (other than those covered above under “Audit Fees” and “Financial Information Systems Design and Implementation Fees”) during the fiscal year ended December 31, 2002. All other fees consist of $669,000 of audit related fees and $246,000 of non-audit services. The audit related fees were primarily for statutory audits required in certain foreign countries and due diligence related to acquisitions. Non-audit fees consisted of tax services.

      On the recommendation of the Audit Committee and the Board of Directors, and subject to ratification by the shareholders, the Board of Directors appointed KPMG LLP to examine the accounts and other records of the Corporation for the fiscal year ending December 31, 2003. The Board of Directors will present to the annual meeting a proposal that such appointment be ratified. Should the shareholders fail to ratify the appointment, the Board of Directors will reconsider its selection.

      KPMG LLP has no financial interest, direct or indirect, in the Corporation or any subsidiary.

      A representative of KPMG LLP is expected to be present at the annual meeting to make a statement if he or she desires to do so and to respond to appropriate questions.

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF

THE APPOINTMENT OF AUDITORS.

EXPENSES OF SOLICITATION

      The cost of soliciting the proxies will be paid by the Corporation. In addition to solicitation by mail, some of the Corporation’s directors, officers and employees without extra compensation may conduct additional solicitations by telephone, facsimile and personal interviews. The Corporation will also enlist, at its own cost, the assistance of banks, bankers and brokerage houses in additional solicitations of proxies and proxy authorizations, particularly from those of their clients or customers whose shares are not registered in the clients’ or customers’ own names. Brokers, bankers, etc., will be reimbursed for out-of-pocket and reasonable clerical expenses incurred in obtaining instructions from beneficial owners of the Common Shares. It is estimated that the expense of such special solicitation will be nominal. In addition, Georgeson Shareholder Communications, Inc., New York, New York, has been retained to assist in the solicitation of proxies for an estimated fee of $7,000.

PROPOSALS OF SHAREHOLDERS

      The Corporation must receive by November 18, 2003 any proposal of a shareholder intended to be presented at the 2004 annual meeting of shareholders of the Corporation (the “2004 Meeting”) and to be included in the Corporation’s proxy, notice of meeting and proxy statement related to the 2004 Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”). Such proposals should be submitted to the Secretary of the Corporation by certified mail, return receipt requested. Proposals of shareholders submitted outside the processes of Rule 14a-8 under the Exchange Act in connection with the 2004 Meeting (“non-Rule 14a-8 Proposals”) must be received by the Corporation by February 2, 2004 or such proposals will be considered untimely under Rule 14a-4(c) of the Exchange Act. The Corporation’s proxy related to the 2004 Meeting will give discretionary authority to the Proxy Committee to vote with respect to all non-Rule 14a-8 Proposals received by the Corporation after February 2, 2004.

OTHER MATTERS

      The Corporation is not aware of any matters to be presented at the annual meeting other than the matters set forth herein. Should any other matters be presented for a vote of the shareholders, the proxy in the enclosed form confers discretionary voting authority upon the Proxy Committee. In accordance with the provisions of the General Corporation Law of the State of Ohio, the Board of Directors has appointed inspectors of elections to act at the annual meeting.

By Order of the Board of Directors

CHAREE FRANCIS-VOGELSANG
Vice President and Secretary

Canton, Ohio

March 10, 2003

THE ANNUAL REPORT OF DIEBOLD, INCORPORATED FOR THE

YEAR ENDED DECEMBER 31, 2002, WAS MAILED TO ALL
SHAREHOLDERS ON OR ABOUT MARCH 10, 2003.

Directions

From Cleveland and Akron: Take I-77 South to Exit 111 (Portage Street). Turn right on Portage Street to Frank Avenue. Turn left on Frank Avenue. Proceed to the light at Frank Avenue and University Drive. Make a left turn and follow the signs to the Kent State University (Stark) Professional Education and Conference Center.

From Canton: Take I-77 North to Exit 111 (Portage Street). Turn left on Portage Street to Frank Avenue. Turn left on Frank Avenue. Proceed to the light at Frank Avenue and University Drive. Make a left turn and follow the signs to the Kent State University (Stark) Professional Education and Conference Center.

PROXY CARD

Please Detach Here
You Must Detach This Portion of the Proxy Card
Before Returning it in the Enclosed Envelope

☐	Please Sign, Date and Return the Proxy Promptly Using the Enclosed Envelope	☒ Votes MUST be indicated (x) in Black or Blue ink

The Common Shares represented by this proxy will be voted by the Proxy Committee as recommended by the Board of Directors unless otherwise specified. The Board of Directors recommends a vote “FOR” these items.

1. Election of Directors
FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS	☐	2. To Ratify the Appointment of KPMG LLP as Independent Auditors for the year 2003.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Nominees: L. V. Bockius III, C.M. Connor, R. L. Crandall, G. S. Fitzgerald, P. B. Lassiter, J. N. Lauer, W. F. Massy, W. W. O’Dell, E. J. Roorda, W. R. Timken, Jr. and H.D.G Wallace.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below).

*Exceptions

     To change your address, please mark this box. ☐

     To include any comments, please mark this box. ☐

S C A N    L I N E

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date                                        Share Owner sign here                                        Co-Owner sign here

Directions

From Cleveland and Akron: Take I-77 South to Exit 111 (Portage Street). Turn right on Portage Street to Frank Avenue. Turn Left on Frank Avenue. Proceed to the light at Frank Avenue and University Drive. Make a left turn and follow the signs to the Kent State University (Stark) Professional Education and Conference Center.

From Canton: Take I-77 North to Exit 111 (Portage Street). Turn left on Portage Street to Frank Avenue. Turn Left on Frank Avenue. Proceed to the light at Frank Avenue and University Drive. Make a left turn and follow the signs to the Kent State University (Stark) Professional Education and Conference Center.

DIEBOLD, INCORPORATED
5995 Mayfair Road
P.O. Box 3077, North Canton, Ohio 44720-8077

This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Walden W. O’Dell, Wesley B. Vance and Gregory T. Geswein and each of them, as the Proxy Committee, with full power of substitution to represent and to vote all the Common Shares of Diebold, Incorporated held of record by the undersigned on February 27, 2003, at the annual meeting of shareholders which will be held on April 24, 2003 or at any adjournment thereof, as indicated on the reverse side. This card also constitutes your voting instructions for any and all shares held of record by The Bank of New York for your account in the Dividend Reinvestment Plan, and will be considered to be voting instructions to the Trustee with respect to shares held in accounts under the Diebold, Incorporated 401(k) Savings Plan.

     You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors recommendations. The Proxy Committee cannot vote your shares unless you sign and return this Card. In its discretion, the Proxy Committee is authorized to vote upon such other business as may properly come before the meeting.

(Continued, and to be dated and signed on reverse side.)

DIEBOLD, INCORPORATED P.O. BOX 11105 NEW YORK, N.Y. 10203-0105